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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration Statements No. 33-89082 and No. 33-97900 on Forms S-8 of Washington Federal, Inc. of our report dated October 25, 1996, incorporated by reference in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 1996.



DELOITTE & TOUCHE LLP

Seattle, Washington
December 27, 1996